Exhibit 99.2

SEPARATION AGREEMENT AND COMPLETE RELEASE

This Separation Agreement and Complete Release (this “Agreement”) is made this 1st day of August 2015, by Patrick M. McKinney (“Employee”) and Rex Energy Operating Corp. (collectively, Rex Energy Operating Corp. and its parent, subsidiaries, affiliated entities and successors are referred to as the “Company”).

In consideration of the mutual agreements described below, the payments to Employee and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Employee and the Company agree as follows:

1.	Separation.

Employee’s employment with the Company will terminate as of July 31, 2015 (the “Separation Date”).

2.	Payments.

In consideration for the covenants, release and agreements under this Agreement, the Company shall pay or provide the following:

A.	The Company shall pay Employee all accrued but unpaid salary and benefits through the Separation Date.

B.	The Company shall pay Employee separation pay at his current salary rate by means of salary continuation (pursuant to the Company’s regular payroll practices) for the period of August 1, 2015 up to and including September 1, 2015.

C.	Employee’s company-sponsored health care coverage (medical, dental, and/or vision, as/if applicable) will be terminated as of July 31, 2015. After July 31, 2015, Employee will become eligible to elect continuation of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), with information regarding continuation rights provided in separate correspondence. If Employee timely elects COBRA coverage, the Company will reimburse Employee for the first month of COBRA continuation coverage. All remaining COBRA premiums shall be Employee’s responsibility.

D.	Employee will receive no further wages, bonuses or other similar cash payments from the Company, other than as outlined in this Agreement.

E.	Subject to the terms of this Agreement, the Employee’s outstanding time-based restricted stock awards will be treated as follows:

(i)	Two-thirds of the shares granted to the Employee under the award with a grant date of December 12, 2012 will be accelerated and vest effective as of August 1, 2015. The remaining one-third shares will be forfeited effective August 1, 2015;

Separation Agreement and Complete Release

(ii)	One-third of the shares granted to the Employee under the award with a grant date of January 5, 2015 will be accelerated and vest effective as of August 1, 2015. The remaining two-thirds shares will be forfeited effective August 1, 2015.

(iii)	All other time-based restricted stock awards granted to the Employee shall be forfeited in accordance with the terms of their respective award agreements.

F.	Subject to the terms of this Agreement, the non-statutory stock option award granted to the Employee with a grant date of October 10, 2011 (the “Option”) shall be modified to provide that up to and including July 31, 2016, and subject to all applicable Company policies, the Employee shall be entitled to exercise the Employee’s vested Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the Separation Date. If the Employee should die prior to July 31, 2016, then the Employee’s executor, administrator, or the person to whom the Option shall be transferred by the Employee’s will or the laws of descent and distribution shall have until July 31, 2016 to exercise the Employee’s vested Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option on the Separation Date. All other terms and provisions of the Option shall remain as set forth in the award agreement for the Option.

G.	Employee understands that the Company will deduct applicable federal, state and local withholding taxes and other deductions the Company is required by law to make, or which Employee has otherwise authorized, from all payments pursuant to this Agreement.

3.	Benefits.

A.	Benefits. Other benefits to which Employee was covered prior to the Separation Date (including, 401(k) and perquisite benefits) will be discontinued pursuant to eligibility requirements under the specific plan document for that benefit. Except as set forth in Section 2.E., any outstanding restricted stock awards held by Employee at the Separation Date shall be governed by the terms of the applicable grant agreements.

B.	Paid Time Off. Any accrued but unused paid time off as of the Separation Date will be paid to Employee.

4.	No Obligation to Make Payment under Normal Policies.

Employee acknowledges that Employee is not otherwise entitled to the separation pay set forth in Section 2 (other than in Section 2.A.) of this Agreement and that Employee is receiving the separation pay and benefits continuation solely in exchange for the promises contained in this Agreement. Employee acknowledges that the Company has no obligation to provide separation pay to an employee whose employment is terminated under the circumstances in which Employee’s employment has been terminated.

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Separation Agreement and Complete Release

5.	Complete Release

In consideration of the separation pay and benefits continuation set forth in Section 2 of this Agreement, as well as the other benefits that this Agreement provides, Employee (on Employee’s own behalf and on behalf of Employee’s heirs and other legal representatives and assigns) releases the Company, its subsidiaries and affiliates, and the employees, officers, directors, representatives, attorneys and agents of any of them, and their respective successors, predecessors and assigns, from all legally waivable claims, charges, costs, attorney fees or demands Employee may have based on Employee’s employment with the Company or the cessation of that employment. This includes a release of any rights or claims Employee may have under the following (as each may be amended through the date of this Agreement):

A.	the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers Benefit Protection Act, which (among other things) prohibit age discrimination in employment;

B.	the Civil Rights Acts of 1866 or 1871, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, which (among other things) prohibit discrimination in employment based on race, color, national origin, religion or sex;

C.	the Americans with Disabilities Act, which (among other things) prohibits discrimination in employment against qualified disabled individuals;

D.	the Equal Pay Act, which (among other things) prohibits paying men and women unequal pay for equal work;

E.	the Pregnancy Discrimination Act,

F.	the Family and Medical Leave Act,

G.	the Employee Retirement Income Security Act,

H.	the National Labor Relations Act,

H.	the Labor Management Relations Act,

I.	the Sarbanes-Oxley Act of 2002,

J.	the Pennsylvania Wage Payment and Collection Law,

K.	the Pennsylvania Human Relations Act, or

M.	any other federal, state or local laws, rules or regulations prohibiting employment discrimination or regulating human or civil rights.

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Separation Agreement and Complete Release

This also includes a release by Employee of any claims for wrongful discharge or any tort, contract or common law claims, including claims for past or future loss of pay or benefits, expenses, damages for pain and suffering, mental anguish or emotional distress damages, liquidated damages, punitive damages, compensatory damages, attorney’s fees, interest, court costs, physical or mental injury, damage to reputation, and any other injury, loss, damage or expense or any other legal or equitable remedy of any kind whatsoever. This release covers both claims that Employee knows about and those he may not know about. This Agreement does not affect Employee’s ability to file a charge with or participate in any investigation or proceeding by the Equal Employment Opportunity Commission, although Employee agrees and understands that he will not receive any personal relief from any such charge.

Employee waives any right he may have under any dispute resolution process of the Company to arbitrate the claims which Employee has released by entering into this Agreement. This release does not include, however, a release of the following:

(1)	Employee’s right, if any, to vested pension or retirement savings plan benefits under the Company’s standard programs, plans and policies;

(2)	Claims Employee may have against Company or its insurers for indemnification under corporate charters or by-laws, director and officer insurance, or other similar protection afforded Company officers or directors to provide them with protection from claims third parties may make.

(3)	Claims Employee may have against Company for failing to comply with any provision of this Agreement.

6.	No Future Lawsuits.

Employee promises never to file a lawsuit asserting any claims that are released in Section 5. If Employee or anyone else on Employee’s behalf files a lawsuit asserting any of these claims, Employee waives his right to receive any monetary award or reinstatement as an employee of the Company. Employee agrees that this Agreement is a complete and total bar to his reemployment or to recovery of any money from the Company resulting from any lawsuit, charge or complaint raising any claims that are released in Section 5. Employee understands that he is not waiving the right to test the knowing and voluntary nature of this release agreement in court.

7.	Non-Admission of Liability.

By making this Agreement, the Company does not admit that it has done anything wrong.

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8.	Non-Release of Future ADEA Claims.

This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act or any other laws or statutes that arise after the date Employee signs this Agreement.

9.	Period for Review and Consideration of Agreement; Employee’s Right to Revoke Agreement.

Employee understands that Employee has up to 21 days to review and consider this Agreement. If Employee should elect to sign this Agreement in less than 21 days, Employee expressly waives Employee’s right to the full 21-day period to review and consider this Agreement. Employee further understands that Employee may revoke the Agreement at any time during the seven-day period following Employee’s signing of the Agreement. Employee further understands that, if Employee fails to sign the Agreement or revokes the Agreement, Company shall have no obligation to provide separation pay and paid benefits continuation set forth in Section 2 of this Agreement, as well as the other benefits described in this Agreement, to Employee. Revocation shall be in writing and shall be effective upon timely receipt by the Senior Vice President, General Counsel and Secretary at the Company’s corporate headquarters.

10.	Consultation with Attorney.

Employee acknowledges that Company has afforded Employee an opportunity to engage and consult with legal counsel of Employee’s choosing in connection with the negotiation and entering into of this Agreement, and that he has, in fact, either consulted with legal counsel prior to entering into this Agreement or waived his right to do so.

11.	Restrictive Covenants and Harmful Statements.

Employee and the Company acknowledge and agree that Section 9 of the Employment Agreement entered into by and between Employee and the Company as of October 1, 2010 and amended as of October 10, 2011 shall remain in full force and effect following Employee’s termination of employment according to the terms of Section 9, including the expiration or termination provisions thereof, and that the terms thereof are hereby specifically incorporated herein and made part hereof.

12.	Binding Effect.

This Agreement is binding on the representatives, heirs, successors and assigns of Employee and the Company.

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13.	Severability.

The provisions of this Agreement are severable, that is, if any part of it is found to be invalid or unenforceable, the other parts will remain valid and enforceable and shall be construed to the greatest extent possible to be enforceable as written.

14.	Return of Company Property.

Employee has returned or will immediately return to the Company all Company information and related reports, files, memoranda and records, computer disks or other storage media, physical or personal property which Employee was provided during his employment, including credit cards, card key passes, door and file keys, computers, cellular phone, pagers or leased vehicle. Employee has returned or will immediately return to the Company all which Employee received or prepared or helped prepare in connection with his employment, and Employee has not retained or will not retain any copies, duplicates, reproductions or excerpts thereof.

15.	Termination of Employment.

Employee acknowledges that, whether or not this Agreement becomes effective, Employee’s employment with the Company ended on the Separation Date.

16.	Governing Law.

This Agreement is made in the Commonwealth of Pennsylvania and is governed by the laws of Pennsylvania, excluding its law of conflicts of law, and any action to enforce this Agreement shall be brought in the Court of Common Pleas of Centre County, Pennsylvania, or the United States District Court for the Middle District of Pennsylvania.

17.	Binding Effect.

This Agreement is binding on the representatives, heirs, successors and assigns of Employee and the Company.

18.	No Oral Changes.

This Agreement cannot be changed, modified, or amended in any respect except by written instrument that Employee and an officer of the Company sign.

19.	Severability.

The provisions of this Agreement are severable, that is, if any part of it is found to be invalid or unenforceable, the other parts will remain valid and enforceable and shall be construed to the greatest extent possible to be enforceable as written.

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20.	Transitional Matters & Indemnification.

After the Separation Date, to ensure a smooth transition from Employee’s employment with the Company, Employee shall provide reasonable assistance to and cooperation with Company in connection with any Company matters concerning which Employee had knowledge or responsibility while the Company employed Employee. The Company’s request for cooperation shall reasonably accommodate Employee’s obligations to any new employers or any medical treatment that Employee may be taking. The Company shall indemnify the Employee to the fullest extent permitted by the laws of the Company’s state of incorporation in effect at the time and the certificate of incorporation and by-laws of the Company. The Employee will be entitled to coverage (to the full extent coverage is available) under any insurance policies the Company may elect to maintain generally for the benefit of officers and directors of the Company and its subsidiaries against all costs, charges and expenses incurred in connection with any action, suit or proceeding to which the Employee may be made a party by reason of being a director or officer of the Company or its subsidiaries.

21.	Interpretation & Construction.

The headings of this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement. When used in this Agreement, unless the context expressly requires the contrary, references to the singular shall include the plural, and vice versa; references to the masculine shall include the feminine and neuter, and vice versa; references to “Sections” shall mean the sections and subsections of this Agreement; references to “including” mean “including, without limitation;” and references to the “parties” mean the Company and Employee and to a “party” mean either one of them.

22.	Entire Agreement.

This is the entire Agreement between Employee and the Company and, except as set forth in Section 11 regarding the Employment Agreement, supersedes all prior understandings, whether oral or written, between the Company and Employee. The Company has made no promises to Employee other than those in this Agreement.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

[Signatures appear on the following page]

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Agreed:
Attest:		Rex Energy Operating Corporation

/s/ Jennifer L. McDonough		/s/ Thomas C. Stabley

Name:	Jennifer L. McDonough	Name:	Thomas C. Stabley
Title:	SVP, General Counsel and Secretary	Title:	Chief Executive Officer

Witnessed:		Patrick M. McKinney

/s/ K. Hope McKinney		/s/ Patrick M. McKinney

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